                                                                    Exhibit 19.1



       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                              AS OF AUGUST 31, 2000

AGGREGATE RECEIVABLES                          NUMBER OF             PERCENT OF                 AGGREGATE             PERCENT OF
BALANCE                                            ACCTS              NUMBER OF               RECEIVABLES              AGGREGATE
                                                                          ACCTS                   BALANCE            RECEIVABLES
                                                                                                                         BALANCE
 1.         5,000 or less                         17,661                 61.37%            $31,163,933.56                  5.44%

 2.         5,000 -  10,000                        4,184                 14.54%            $29,640,649.87                  5.17%

 3.       10,000 -   25,000                        3,570                 12.41%            $56,233,072.33                  9.81%

 4.       25,000 -   50,000                        1,559                  5.42%            $54,361,905.25                  9.48%

 5.       50,000 -   75,000                          565                  1.96%            $34,753,434.62                  6.06%

 6.       75,000 -  100,000                          298                  1.04%            $25,737,507.27                  4.49%

 7.     100,000 -   250,000                          603                  2.10%            $91,609,925.14                 15.98%

 8.     250,000 -   500,000                          186                  0.65%            $64,125,480.19                 11.18%

 9.     500,000 - 1,000,000                           89                  0.31%            $62,234,157.55                 10.85%

10.   1,000,000 - 5,000,000                           60                  0.21%           $113,005,958.92                 19.71%

11.        Over   5,000,000                            2                  0.01%            $10,522,432.35                  1.84%

Total:                                            28,777                                  $573,388,457.05  (1)


(1)  Includes $2,539,939.05 of loan commitments

         AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                              IDENTIFIED PORTFOLIO
                              AS OF AUGUST 31, 2000

REMAINING INSTALLMENT                        NUMBER OF                 PERCENT                   AGGREGATE            PERCENT OF
TERM                                             ACCTS            OF NUMBER OF                 RECEIVABLES             AGGREGATE
                                                                         ACCTS                     BALANCE           RECEIVABLES
                                                                                                                         BALANCE
03 Months or Less                               10,465                  36.37%              $71,852,003.04                12.53%


04 to 06 Months                                 10,563                  36.71%             $184,396,349.85                32.16%


07 to 09 Months                                  7,328                  25.46%             $232,362,164.58                40.52%


10 to 12 Months                                    268                   0.93%              $51,834,696.14                 9.04%


13 to 18 Months                                     83                   0.29%              $13,556,696.38                 2.36%


More than 18 Months                                 70                   0.24%              $19,386,547.06                 3.38%



Total:                                          28,777                                     $573,388,457.05 (1)


(1)  Includes $2,539,939.05 of loan commitments

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                              AS OF AUGUST 31, 2000

STATES                 AGGREGATE RECEIVABLES BALANCE                       PERCENTAGE OF AGGREGATE
                                                                               RECEIVABLES BALANCE
CALIFORNIA                           $123,246,741.99                                        21.49%
TEXAS                                 $62,088,776.81                                        10.83%
NEW YORK                              $47,302,456.52                                         8.25%
PENNSYLVANIA                          $38,904,316.82                                         6.78%
FLORIDA                               $32,094,513.52                                         5.60%
NEW JERSEY                            $23,903,891.54                                         4.17%
OHIO                                  $21,214,533.74                                         3.70%
LOUISIANA                             $17,774,078.03                                         3.10%
ILLINOIS                              $13,716,868.79                                         2.39%
WASHINGTON                            $13,557,870.79                                         2.36%
GEORGIA                               $13,508,666.38                                         2.36%
MASSACHUSETTS                         $13,387,883.40                                         2.33%
COLORADO                              $11,176,653.78                                         1.95%
INDIANA                               $10,896,440.24                                         1.90%
TENNESSEE                              $9,909,423.55                                         1.73%
VIRGINIA                               $9,703,706.67                                         1.69%
MICHIGAN                               $8,867,610.12                                         1.55%
CONNECTICUT                            $7,075,753.92                                         1.23%
ALASKA                                 $6,549,998.22                                         1.14%
NORTH CAROLINA                         $6,426,030.15                                         1.12%
KENTUCKY                               $5,885,170.48                                         1.03%
OREGON                                 $5,257,985.37                                         0.92%
MISSOURI                               $5,203,714.49                                         0.91%
ALABAMA                                $4,984,469.77                                         0.87%
SOUTH CAROLINA                         $4,931,598.91                                         0.86%
OKLAHOMA                               $4,847,038.39                                         0.85%
MISSISSIPPI                            $4,669,758.46                                         0.81%
MARYLAND                               $4,625,971.55                                         0.81%
NEVADA                                 $4,597,231.57                                         0.80%
ARIZONA                                $4,541,888.24                                         0.79%
WEST VIRGINIA                          $4,445,965.16                                         0.78%
NEW HAMPSHIRE                          $3,682,312.53                                         0.64%
WISCONSIN                              $3,511,062.78                                         0.61%
ARKANSAS                               $3,208,709.06                                         0.56%
UTAH                                   $2,861,733.42                                         0.50%
HAWAII                                 $2,710,534.64                                         0.47%
IDAHO                                  $2,416,137.90                                         0.42%
MINNESOTA                              $1,953,312.80                                         0.34%
KANSAS                                 $1,823,957.19                                         0.32%
NEBRASKA                               $1,765,202.75                                         0.31%
DISTRICT OF COLUMBIA                   $1,184,897.73                                         0.21%
MAINE                                  $1,050,240.21                                         0.18%
IOWA                                     $586,965.98                                         0.10%
RHODE ISLAND                             $507,079.70                                         0.09%
MONTANA                                  $429,370.51                                         0.07%
WYOMING                                  $236,071.15                                         0.04%
SOUTH DAKOTA                             $134,338.80                                         0.02%
DELAWARE                                  $16,486.29                                         0.00%
NEW MEXICO                                $12,630.28                                         0.00%
VERMONT                                      $405.96                                         0.00%
    Total:                           $573,388,457.05  (1)                                  100.00%


(1)  Includes $2,539,939.05 of loan commitments

                            LOAN LOSS EXPERIENCE (1)
                             (DOLLARS IN THOUSANDS)
                              IDENTIFIED PORTFOLIO

                                                     EIGHT MONTHS
                                                    ENDED AUGUST 31                             YEAR ENDED DECEMBER 31
                                                2000               1999                   1999          1998           1997
                                                ----               ----                   ----          ----           ----
Average Outstanding Principal Balance (2)     $532,248           $529,681               $527,470      $536,913       $562,229

Gross Charge-Offs                                1,315              1,815                  2,756         3,010          1,002

Recoveries                                         617                823                  1,185           804            102

Net Charge-Offs                                    698                992                  1,571         2,206            900

Net Charge Offs as a Percentage of Average        0.20% (3)          0.28% (3)              0.30%         0.41%           0.16%
Aggregate Outstanding Principal Balance

(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

(2)   Based on the average beginning of the month balances.

(3)   Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION

                              IDENTIFIED PORTFOLIO


                                                           AT AUGUST 31,                              AT DECEMBER 31,
                                                         2000        1999                     1999         1998         1997
                                                         ----        ----                     ----         ----         ----
Number of days a loan remains overdue after
cancellation of the related insurance policy
              31-89 days                                 0.12%       0.54%                    0.95%        1.25%         1.17%
              90-270 days                                0.38%       0.68%                    0.69%        0.91%         0.93%
              Over 270 days (1)                          0.00%       0.00%                    0.00%        0.00%         0.00%
                                                         ----        ----                     ----         ----          ----
                  Total                                  0.50%       1.22%                    1.64%        2.16%         2.10%
                                                         ====        ====                     ====         ====          ====


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD

                              IDENTIFIED PORTFOLIO

                             (DOLLARS IN THOUSANDS)


                                                            EIGHT MONTHS
                                                           ENDED AUGUST 31,                       YEAR ENDED DECEMBER 31,
                                                       2000                1999              1999           1998           1997
                                                       ----                ----              ----           ----           ----
Average Month Principal Balance (1)                  $532,248            $529,681          $527,470       $536,913       $562,229

Interest & Fee Income                                  38,075              36,694            53,879         60,676         63,462

Average Revenue Yield on Outstanding                    10.73% (3)          10.39% (3)        10.21%         11.30%         11.29%
Principal Balance Receivables (2)

(1)   Based on the average beginning of the month balances.

(2)   Line 2 divided by line 1.

(3)   Calculated on an annualized basis.